           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The following Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1995, and the Unaudited Pro Forma Condensed Combined Statement of Income for the quarter ended March 31, 1995, give effect to the pending merger (the "Merger") of Shawmut National Corporation ("Shawmut") into Fleet Financial Group, Inc. ("Fleet") accounted for as a pooling of interests, the pending merger (the "Northeast Merger") of Northeast Federal Corp. ("Northeast") into Shawmut, the consummation of the merger (the "NBB Merger") of NBB Bancorp, Inc. ("NBB") into Fleet, the consummation of the merger (the "Plaza Merger") of Plaza Home Mortgage Corp. ("Plaza") into Fleet, the consummation of the acquisition (the "Barclays Acquisition") of substantially all of the assets of the Barclays Business Finance Division of Barclays Business Credit, Inc. ("Barclays") by Shawmut, and Fleet's repurchase (the "FMG Repurchase") of the publicly-held shares of Fleet's majority-owned subsidiary, Fleet Mortgage Group, Inc.
("FMG"), each of which were or will be accounted for by the purchase method of accounting, in each case as if such transactions had occurred on January 1,1995. The Unaudited Pro Forma Condensed Combined Statement of Income for the quarter ended March 31, 1994, give effect to the Merger as if the Merger had occurred on January 1, 1994, and does not take into account the effect of the Northeast Merger, the NBB Merger, the Plaza Merger, the Barclays Acquisition and the FMG Repurchase since such transactions were or will be accounted for under the purchase method of accounting.

         The pro forma information is based on the historical consolidated financial statements of Fleet, Shawmut, Northeast, NBB, Plaza, Barclays and FMG and their subsidiaries under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The pro forma condensed combined financial statements do not give effect to the anticipated cost savings in connection with the Merger, the Northeast Merger, the NBB Merger and the Plaza Merger or the effects of any required regulatory divestitures.

         The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the consolidated historical financial statements of Fleet and Shawmut, including the respective notes thereto. The pro forma data is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future or of the combined financial position or results of operations which would have been realized had the acquisitions been consummated during the period or as of the dates for which the pro forma data is presented.

         Pro forma per share amounts for the combined Fleet and Shawmut entity are based on the Common Exchange Ratio of 0.8922 shares of Fleet Common Stock for each share of Shawmut Common Stock. In addition, the pro forma data assumes the issuance of approximately 6,165,912 shares of Fleet Common Stock in the NBB Merger, an exchange ratio of 0.415 shares of Shawmut Common Stock for each outstanding share and stock option of Northeast, calculated as set forth in the Shawmut/Northeast merger agreement, assuming for illustrative purposes only, that the average closing price of Shawmut Common Stock used to determine such exchange ratio is $27.625, the closing price of the Shawmut Common Stock on May 12, 1995.

                                   FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION
                                       UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                        MARCH 31, 1995 (A)
                                                                                                                     FLEET &
                                                                                                                     SHAWMUT
                                                                            SHAWMUT           PRO FORMA             PRO FORMA
(DOLLARS IN THOUSANDS)                                     FLEET           PRO FORMA         ADJUSTMENTS            COMBINED
                                                        -----------       -----------        -----------          ------------
ASSETS:
Cash and cash equivalents                               $ 2,297,496       $ 1,498,130        $       -            $  3,795,626
Federal funds sold and securities purchased
   under agreements to resell                               249,912           296,565                -                 546,477
Securities available for sale, at market                 10,337,213         2,207,070 (d)     (153,289) (f)         12,390,994 (d)
Securities held to maturity                                 951,834         9,716,428 (d)            -              10,668,262 (d)
Loans and leases                                         29,498,399        22,073,657                -              51,572,056
Reserve for credit losses                                  (965,958)         (570,728)               -              (1,536,686)
Mortgages held for resale                                   654,976            44,181                -                 699,157
Premises and equipment                                      687,046           349,954                -               1,037,000
Purchased mortgage servicing rights                       1,049,460            39,800                -               1,089,260
Excess cost over net assets of subsidiaries acquired        473,402           479,552                -                 952,954
Other intangibles                                           197,931            17,089                -                 215,020
Other assets                                              2,382,327         1,413,855          155,912 (f)(g)        3,952,094
                                                        -----------       -----------        ---------            ------------
Total assets                                            $47,814,038       $37,565,553        $   2,623            $ 85,382,214
                                                        ===========       ===========        =========            ============


LIABILITIES and STOCKHOLDERS' EQUITY:
Deposits:
     Demand                                             $ 6,056,121       $ 4,014,951                -            $ 10,071,072
     Regular savings, NOW, money market                  14,968,632         8,823,441                -              23,792,073
     Time                                                11,809,164        10,231,602                -              22,040,766
                                                        -----------       -----------        ---------            ------------
        Total deposits                                   32,833,917        23,069,994                -              55,903,911
                                                        -----------       -----------        ---------            ------------
Federal funds purchased and securities sold
     under agreements to repurchase                       2,915,847         7,299,551                -              10,215,398
Other short-term borrowings                               3,243,395         1,723,357                -               4,966,752
Accrued expenses and other liabilities                    1,277,299           510,421          361,868 (f)(g)        2,149,588
Long-term debt                                            3,623,176         2,397,444                -               6,020,620
                                                        -----------       -----------        ---------            ------------
Total liabilities                                        43,893,634        35,000,767          361,868              79,256,269
                                                        -----------       -----------        ---------            ------------

Stockholders' equity:
     Preferred stock                                        378,815           303,185                -  (e)            682,000
     Common stock                                           141,731             1,287          108,333  (e)            251,351
     Common surplus                                       1,534,246         1,486,770         (234,064) (e)          2,786,952
     Retained earnings                                    2,017,904           813,227         (217,888) (g)          2,613,243
     Net unrealized gain/(loss) on securities
        available for sale                                 (133,718)          (37,411)         (17,898) (f)           (189,027)(d)
     Treasury stock, at cost                                (18,574)           (2,272)           2,272  (e)            (18,574)
                                                        -----------       -----------        ---------            ------------
Total stockholders' equity                                3,920,404         2,564,786         (359,245)              6,125,945
                                                        -----------       -----------        ---------            ------------
Total liabilities and stockholders' equity              $47,814,038       $37,565,553        $   2,623            $ 85,382,214
                                                        ===========       ===========        =========            ============


See accompanying notes to the unaudited pro forma condensed combined financial statements


                                                   SHAWMUT NATIONAL CORPORATION
                                       UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                        MARCH 31,  1995 (A)

                                                                                                PRO FORMA          SHAWMUT
(DOLLARS IN THOUSANDS)                                    SHAWMUT           NORTHEAST          ADJUSTMENTS        PRO FORMA
                                                        -----------        -----------         -----------       -----------
ASSETS:
Cash and cash equivalents                               $ 1,549,100        $    37,546         $(88,516)(h)      $ 1,498,130
Federal funds sold and securities purchased
   under agreements to resell                               274,500             22,065                -              296,565
Securities available for sale, at market                  2,074,880 (d)        132,190 (d)            -            2,207,070 (d)
Securities held to maturity                               7,798,357 (d)      1,967,386 (d)      (49,315)(i)        9,716,428 (d)
Loans and leases                                         21,134,820            943,556           (4,719)(i)       22,073,657
Reserve for credit losses                                  (559,210)           (11,518)               -             (570,728)
Mortgages held for resale                                    42,715              1,466                -               44,181
Premises and equipment                                      328,605             27,349           (6,000)(i)          349,954
Purchased mortgage servicing rights                          13,124              1,676           25,000 (i)           39,800
Excess cost over net assets of subsidiaries acquired        339,837                  -          139,715 (j)          479,552
Other intangibles                                            16,976                113                -               17,089
Other assets                                              1,175,832            241,933           (3,910)(i)        1,413,855
                                                        -----------        -----------         --------          -----------
Total assets                                            $34,189,536        $ 3,363,762         $ 12,255          $37,565,553
                                                        ===========        ===========         ========          ===========


LIABILITIES and STOCKHOLDERS' EQUITY:
Deposits:
     Demand                                             $ 3,988,683        $    26,268         $                 $ 4,014,951
     Regular savings, NOW, money market                   8,108,268            715,173                -            8,823,441
     Time                                                 8,504,607          1,730,774           (3,779)(i)       10,231,602
                                                        -----------        -----------         --------          -----------
        Total deposits                                   20,601,558          2,472,215           (3,779)          23,069,994
                                                        -----------        -----------         --------          -----------
Federal funds purchased and securities sold
     under agreements to repurchase                       7,299,551                  -                -            7,299,551
Other short-term borrowings                               1,070,695            653,493             (831)(i)        1,723,357
Accrued expenses and other liabilities                      435,203             49,578           25,640 (i)          510,421
Long-term debt                                            2,397,444             42,257          (42,257)(h)(i)     2,397,444
                                                        -----------        -----------         --------          -----------
Total liabilities                                        31,804,451          3,217,543          (21,227)          35,000,767
                                                        -----------        -----------         --------          -----------

Stockholders' equity:
     Preferred stock                                        303,185                  4               (4)(h)(k)       303,185
     Common stock                                             1,221                155              (89)(k)            1,287
     Common surplus                                       1,307,135            197,278          (17,643)(h)(k)     1,486,770
     Retained earnings                                      813,227            (53,213)          53,213 (k)          813,227
     Net unrealized gain/(loss) on securities
        available for sale                                  (37,411)             1,995           (1,995)(k)          (37,411)(d)
     Treasury stock, at cost                                 (2,272)                 -                -               (2,272)
                                                        -----------        -----------         --------          -----------
Total stockholders' equity                                2,385,085            146,219           33,482            2,564,786
                                                        -----------        -----------         --------          -----------
Total liabilities and stockholders' equity              $34,189,536        $ 3,363,762         $ 12,255          $37,565,553
                                                        ===========        ===========         ========          ===========




See accompanying notes to the unaudited pro forma condensed combined financial statements


                                   FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATIONw
                                    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                             FOR THE THREE MONTHS ENDED MARCH 31, 1995

                                                                                                                       FLEET
                                                                FLEET             SHAWMUT          PRO FORMA          SHAWMUT
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                  PRO FORMA         PRO FORMA        ADJUSTMENTS         PRO FORMA
                                                                                                                      COMBINED
                                                             ------------      ------------       -----------       ------------

Interest and fees on loans and leases                        $    693,634      $    459,185       $      -          $  1,152,819
Interest on securities                                            186,364           195,676         (1,279)(f)           380,761
                                                             ------------      ------------       --------          ------------
       Total interest income                                      879,998           654,861         (1,279)            1,533,580
Interest expense:
       Deposits                                                   251,079           174,116              -               425,195
       Short-term borrowings                                       70,145           146,733              -               216,878
       Long-term debt                                              66,761            39,769              -               106,530
                                                             ------------      ------------       --------          ------------
       Total interest expense                                     387,985           360,618              -               748,603
                                                             ------------      ------------       --------          ------------
Net interest income                                               492,013           294,243         (1,279)              784,977
Provision for credit losses                                        20,332               750              -                21,082
                                                             ------------      ------------       --------          ------------
Net interest income after provision for credit losses             471,681           293,493         (1,279)              763,895
                                                             ------------      ------------       --------          ------------
Mortgage banking                                                   98,384             4,370              -               102,754
Investment services revenue                                        46,233            30,845              -                77,078
Service charges, fees and commissions                              80,943            55,112              -               136,055
Securities available for sale gains (losses)                          664             2,602              -                 3,266
Other noninterest income                                           82,045            10,641              -                92,686
                                                             ------------      ------------       --------          ------------
       Total noninterest income                                   308,269           103,570              -               411,839
                                                             ------------      ------------       --------          ------------
Employee compensation and benefits                                251,899           128,095              -               379,994
Occupancy and equipment                                            78,309            41,787              -               120,096
Purchased mortgage servicing rights amortization                   28,262             1,734              -                29,996
FDIC assessment                                                    18,090            12,648              -                30,738
Marketing                                                          14,721             6,362              -                21,083
Core deposit and goodwill amortization                             20,537             6,349              -                26,886
OREO expense                                                        3,427             2,159              -                 5,586
Merger-related charges                                                  -            36,853        (36,853)(g)                 -
Other noninterest expense                                         106,722            52,833              -               159,555
                                                             ------------      ------------       --------          ------------
       Total noninterest expense                                  521,967           288,820        (36,853)              773,934
                                                             ------------      ------------       --------          ------------
Income before taxes                                               257,983           108,243         35,574               401,800
Applicable income taxes                                           103,877            41,714         14,229               159,820
                                                             ------------      ------------       --------          ------------
Net income before minority interest                               154,106            66,529         21,345               241,980
Minority interest                                                       -                 -              -                     -
                                                             ------------      ------------       --------          ------------
Net income                                                   $    154,106      $     66,529       $ 21,345          $    241,980
                                                             ============      ============       ========          ============

Net income applicable to common shares: (m)                  $    151,643      $     59,586                         $    232,574
                                                             ============      ============                         ============
Weighted average common shares outstanding: (l)
       Primary                                                160,599,370       128,201,345                          271,019,000
       Fully diluted                                          160,635,463       128,201,345                          271,075,083

Earnings per share:
       Primary                                                      $0.94             $0.46                                $0.86
       Fully diluted                                                $0.94             $0.46                                $0.86


See accompanying notes to the unaudited condensed combined financial statements



                                                    FLEET FINANCIAL GROUP, INC.
                                    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                           FOR THE THREE MONTHS ENDED MARCH 31, 1995 (A)


                                                                 FLEET           PRO FORMA            FLEET
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                 HISTORICAL       ADJUSTMENTS (B)       PRO FORMA
                                                             -------------     ---------------     ------------
Interest and fees on loans and leases                        $     681,500        $ 12,134         $    693,634
Interest on securities                                             186,083             281              186,364
                                                             -------------        --------         ------------
       Total interest income                                       867,583          12,415              879,998
Interest expense:
       Deposits                                                    243,982           7,097              251,079
       Short-term borrowings                                        69,718             427               70,145
       Long-term debt                                               66,761               -               66,761
                                                             -------------        --------         ------------
       Total interest expense                                      380,461           7,524              387,985
                                                             -------------        --------         ------------
Net interest income                                                487,122           4,891              492,013
Provision for credit losses                                         20,164             168               20,332
                                                             -------------        --------         ------------
Net interest income after provision for credit losses              466,958           4,723              471,681
                                                             -------------        --------         ------------
Mortgage banking                                                    99,457          (1,073)              98,384
Investment services revenue                                         46,233               -               46,233
Service charges, fees and commissions                               80,574             369               80,943
Securities available for sale gains (losses)                           664               -                  664
Other noninterest income                                            81,380             665               82,045
                                                             -------------        --------         ------------
       Total noninterest income                                    308,308             (39)             308,269
                                                             -------------        --------         ------------
Employee compensation and benefits                                 241,164          10,735              251,899
Occupancy and equipment                                             74,688           3,621               78,309
Purchased mortgage servicing rights amortization                    22,992           5,270               28,262
FDIC assessment                                                     17,670             420               18,090
Marketing                                                           14,641              80               14,721
Core deposit and goodwill amortization                              17,609           2,928               20,537
OREO expense                                                         3,261             166                3,427
Merger-related charges                                                   -               -                    -
Other noninterest expense                                          105,654           1,068              106,722
                                                             -------------        --------         ------------
       Total noninterest expense                                   497,679          24,288              521,967
                                                             -------------        --------         ------------
Income before taxes                                                277,587         (19,604)             257,983
Applicable income taxes                                            111,434          (7,557)             103,877
                                                             -------------        --------         ------------
Net income before minority interest                                166,153         (12,047)             154,106
Minority interest                                                    2,014          (2,014)                   -
                                                             -------------        --------         ------------
Net income                                                   $     164,139        $(10,033)        $    154,106
                                                             =============        ========         ============

Net income applicable to common shares: (m)                  $    $161,676                         $    151,643
                                                             =============                         ============
Weighted average common shares outstanding: (l)
       Primary                                                 158,818,106                          160,599,370
       Fully diluted                                           158,854,199                          160,635,463

Earnings per share:
       Primary                                                       $1.02                                $0.94
       Fully diluted                                                 $1.02                                $0.94




See accompanying notes to the unaudited condensed combined financial statements

                                                   SHAWMUT NATIONAL CORPORATION
                                    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                           FOR THE THREE MONTHS ENDED MARCH 31, 1995 (A)
                                                                                            SHAWMUT
                                                            SHAWMUT         BARCLAYS        BARCLAYS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)             HISTORICAL      PRO FORMA (C)     PRO FORMA
                                                         ------------     -------------   ------------

Interest and fees on loans and leases                    $    421,960     $    17,899     $    439,859
Interest on securities                                        159,463               -          159,463
                                                         ------------     -----------     ------------
       Total interest income                                  581,423          17,899          599,322
Interest expense:
       Deposits                                               146,547               -          146,547
       Short-term borrowings                                  124,770          11,164          135,934
       Long-term debt                                          39,769               -           39,769
                                                         ------------     -----------     ------------
       Total interest expense                                 311,086          11,164          322,250
                                                         ------------     -----------     ------------
Net interest income                                           270,337           6,735          277,072
Provision for credit losses                                         -               -                -
                                                         ------------     -----------     ------------
Net interest income after provision for credit losses         270,337           6,735          277,072
                                                         ------------     -----------     ------------
Mortgage banking                                                3,156               -            3,156
Investment services revenue                                    30,845               -           30,845
Service charges, fees and commissions                          51,580           2,410           53,990
Securities available for sale gains (losses)                     (101)              -             (101)
Other noninterest income                                       10,629               -           10,629
                                                         ------------     -----------     ------------
       Total noninterest income                                96,109           2,410           98,519
                                                         ------------     -----------     ------------
Employee compensation and benefits                            119,624           3,358          122,982
Occupancy and equipment                                        38,599               -           38,599
Purchased mortgage servicing rights amortization                  846               -              846
FDIC assessment                                                10,961               -           10,961
Marketing                                                       6,011               -            6,011
Core deposit and goodwill amortization                          4,007               -            4,007
OREO expense                                                    1,579               -            1,579
Merger-related charges                                         36,853               -           36,853
Other noninterest expense                                      47,933           1,571           49,504
                                                         ------------     -----------     ------------
       Total noninterest expense                              266,413           4,929          271,342
                                                         ------------     -----------     ------------
Income before taxes                                           100,033           4,216          104,249
Applicable income taxes                                        37,412           1,686           39,098
                                                         ------------     -----------     ------------
Net income before minority interest                            62,621           2,530           65,151
Minority interest                                                   -               -                -
                                                         ------------     -----------     ------------
Net income                                               $     62,621     $     2,530     $     65,151
                                                         ============     ===========     ============

Net income applicable to common shares: (m)              $     56,652
                                                         ============
Weighted average common shares outstanding: (l)
       Primary                                            121,637,585
       Fully diluted                                      121,637,585

Earnings per share:
       Primary                                                  $0.47
       Fully diluted                                            $0.47


See accompanying notes to the unaudited condensed combined financial statements.

                                                                         NORTHEAST
                                                                         PRO FORMA          SHAWMUT
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)             NORTHEAST     ADJUSTMENTS        PRO FORMA
                                                         -----------    ----------        -----------

Interest and fees on loans and leases                    $    19,247    $       79 (i)    $   459,185
Interest on securities                                        34,158         2,055 (i)        195,676
                                                         -----------    ----------        -----------
       Total interest income                                  53,405         2,134            654,861
Interest expense:
       Deposits                                               27,097           472 (i)        174,116
       Short-term borrowings                                  10,730            69 (i)        146,733
       Long-term debt                                          1,020        (1,020)(h)         39,769
                                                         -----------    ----------        -----------
       Total interest expense                                 38,847          (479)           360,618
                                                         -----------    ----------        -----------
Net interest income                                           14,558         2,613            294,243
Provision for credit losses                                      750             -                750
                                                         -----------    ----------        -----------
Net interest income after provision for credit losses         13,808         2,613            293,493
                                                         -----------    ----------        -----------
Mortgage banking                                               1,214             -              4,370
Investment services revenue                                        -             -             30,845
Service charges, fees and commissions                          1,122             -             55,112
Securities available for sale gains (losses)                   2,703             -              2,602
Other noninterest income                                          12             -             10,641
                                                         -----------    ----------        -----------
       Total noninterest income                                5,051             -            103,570
                                                         -----------    ----------        -----------
Employee compensation and benefits                             5,113             -            128,095
Occupancy and equipment                                        3,338          (150)(i)         41,787
Purchased mortgage servicing rights amortization                 107           781 (i)          1,734
FDIC assessment                                                1,687             -             12,648
Marketing                                                        351             -              6,362
Core deposit and goodwill amortization                            14         2,328 (j)          6,349
OREO expense                                                     580             -              2,159
Merger-related charges                                             -             -             36,853
Other noninterest expense                                      3,329             -             52,833
                                                         -----------    ----------        -----------
       Total noninterest expense                              14,519         2,959            288,820
                                                         -----------    ----------        -----------
Income before taxes                                            4,340          (346)           108,243
Applicable income taxes                                        1,823           793             41,714
                                                         -----------    ----------        -----------
Net income before minority interest                            2,517        (1,139)            66,529
Minority interest                                                  -             -                  -
                                                         -----------    ----------        -----------
Net income                                               $     2,517    $   (1,139)       $    66,529
                                                         ===========    ==========        ===========

Net income applicable to common shares: (m)                                               $    59,586
                                                                                          ===========
Weighted average common shares outstanding: (l)
       Primary                                                                            128,201,345
       Fully diluted                                                                      128,201,345

Earnings per share:
       Primary                                                                                  $0.46
       Fully diluted                                                                            $0.46



See accompanying notes to the unaudited condensed combined financial statements


                                 FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION
                                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                           FOR THE THREE MONTHS ENDED MARCH 31, 1994


                                                                                                                 FLEET
                                                                                                                SHAWMUT
                                                                                              PRO FORMA        PRO FORMA
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                  FLEET            SHAWMUT      ADJUSTMENTS        COMBINED
                                                          ------------      ------------     -----------     ------------
Interest and fees on loans and leases                     $    561,021      $    305,759               -     $    866,780
Interest on securities                                         223,482           148,595               -          372,077
                                                          ------------      ------------     -----------     ------------
       Total interest income                                   784,503           454,354               -        1,238,857
Interest expense:
       Deposits                                                161,193            85,668               -          246,861
       Short-term borrowings                                    64,948            80,079               -          145,027
       Long-term debt                                           54,615            16,112               -           70,727
                                                          ------------      ------------     -----------     ------------
       Total interest expense                                  280,756           181,859               -          462,615
                                                          ------------      ------------     -----------     ------------
Net interest income                                            503,747           272,495               -          776,242
Provision for credit losses                                     22,386             3,000               -           25,386
                                                          ------------      ------------     -----------     ------------
Net interest income after provision for credit losses          481,361           269,495               -          750,856
                                                          ------------      ------------     -----------     ------------
Mortgage banking                                               100,359             4,127               -          104,486
Investment services revenue                                     44,466            29,417               -           73,883
Service charges, fees and commissions                           70,159            48,473               -          118,632
Securities available for sale gains (losses)                       166              (768)              -             (602)
Other noninterest income                                        79,400             7,475               -           86,875
                                                          ------------      ------------     -----------     ------------
       Total noninterest income                                294,550            88,724               -          383,274
                                                          ------------      ------------     -----------     ------------
Employee compensation and benefits                             258,110           125,791               -          383,901
Occupancy and equipment                                         79,269            39,718               -          118,987
Purchased mortgage servicing rights amortization                30,955             1,268               -           32,223
FDIC assessment                                                 18,092            11,771               -           29,863
Marketing                                                       12,854             4,308               -           17,162
Core deposit and goodwill amortization                          13,442             1,699               -           15,141
OREO expense                                                     7,016             5,730               -           12,746
Restructuring charges                                           25,000                 -               -           25,000
Other noninterest expense                                      104,767            51,545               -          156,312
                                                          ------------      ------------     -----------     ------------
       Total noninterest expense                               549,505           241,830               -          791,335
                                                          ------------      ------------     -----------     ------------
Income before taxes                                            226,406           116,389               -          342,795
Applicable income taxes                                         88,349            39,115               -          127,464
                                                          ------------      ------------     -----------     ------------
Net income before minority interest                            138,057            77,274               -          215,331
Minority interest                                                2,495                 -               -            2,495
                                                          ------------      ------------     -----------     ------------
Net income                                                $    135,562      $     77,274               -     $    212,836
                                                          ============      ============     ===========     ============

Net income applicable to common shares: (m)               $    127,830      $     73,415                     $    201,245
                                                          ============      ============                     ============
Weighted average common shares outstanding: (l)
       Primary                                             161,163,854       117,818,951                      267,555,327
       Fully diluted                                       161,241,430       117,818,951                      267,654,528

Earnings per share:
       Primary                                                   $0.79             $0.62                            $0.75
       Fully diluted                                             $0.79             $0.62                            $0.75


See accompanying notes to the unaudited pro forma condensed combined financial statements

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

 (a) The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger, the Northeast Merger, the NBB Merger, the Plaza Merger, the Barclays Acquisition and the FMG Repurchase been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The NBB Merger was consummated on January 27, 1995, the Barclays Acquisition was consummated on January 31, 1995, the Plaza Merger was consummated on March 3, 1995 and the FMG Repurchase was consummated on February 28, 1995 with the follow-up merger consummated on April 30, 1995. It is anticipated that the Merger will be consummated in the fourth quarter of 1995 and the Northeast Merger will be consummated in the second quarter of 1995.

              Under generally accepted accounting principles ("GAAP"), the assets and liabilities of Shawmut will be combined with those of Fleet at book value. In addition, the statements of income of Shawmut will be combined with the statements of income of Fleet as of the earliest period presented. Certain reclassifications have been included in the Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Income to conform to Fleet's presentation. Certain transactions conducted in the ordinary course of business between Fleet, Shawmut, Northeast, NBB, Barclays, Plaza and FMG are immaterial and, accordingly, have not been eliminated.

              The pro forma condensed combined financial statements do not give effect to the anticipated cost savings in connection with the Merger and the Northeast Merger or the effects of any required regulatory divestitures. While no assurance can be given, Fleet and Shawmut expect to achieve cost savings of approximately $400 million (pre-tax) within fifteen months following the Merger. Such cost savings are expected to be realized primarily through reductions in staff, elimination, consolidation or divestiture of certain branches and the consolidation of certain offices, data processing and other redundant back-office operations and staff functions. Cost reductions and branch consolidations will come from both companies and will be spread throughout the geographic region. Cost savings are also expected to be achieved in connection with the Northeast Merger, the NBB Merger and the Plaza Merger. These cost savings are expected to be approximately $25 million, $20 million and $15 million, respectively, and are expected to be achieved within the first twelve months after the consummation of these respective mergers. The extent to which cost savings will be achieved is dependent upon various factors beyond the control of Fleet and Shawmut, including the regulatory environment, economic conditions, unanticipated changes in business conditions, inflation and the level of Federal Deposit Insurance Corporation assessments. Therefore, no assurances can be given with respect to the ultimate level of cost savings to be realized, or that such savings will be realized in the time-frame currently anticipated. In addition, certain regulatory agencies may seek the divestiture of certain assets and liabilities of the combined company following the Merger. Such divestitures may affect certain pro forma combined financial statement amounts, merger and restructuring costs and cost savings.

              All dollar amounts included in these Notes to Unaudited Pro Forma Condensed Combined Financial Statements are in thousands unless otherwise indicated.

         (b) Pro forma adjustments reflect the impact of the NBB Merger, the Plaza Merger and the FMG Repurchase which were consummated on January 27, 1995, March 3, 1995, and February 28, 1995, respectively, as if such transactions had been consummated on January 1, 1995.

         (c) Pro forma adjustments reflect the impact of the Barclays Acquisition, which was consummated on January 31, 1995, as if it had been consummated on January 1, 1995.

         (d) Fleet is currently reviewing the investment securities portfolios of Shawmut and Northeast to determine the classification of such securities as either available for sale or held to maturity in connection with Fleet's existing interest-rate risk position. As a result of this review, certain reclassifications of Shawmut and Northeast investment securities may result. No adjustments have been made to either the available for sale or the held to maturity portfolios in the accompanying pro forma combined balance sheet to reflect any such reclassification as management has not made a final determination with respect to such matters. Any such

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

reclassification will be accounted for in accordance with Financial Accounting Standards Board Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that securities transferred from held to maturity to available for sale be transferred at fair value with any unrealized gain or loss, net of taxes, at the date of transfer recognized as a separate component of stockholders' equity. At March 31, 1995, securities held to maturity at Shawmut and Northeast had unrealized losses of $248,544 and $49,315, respectively.

         (e) Pro forma adjustments to common shares and common surplus at March 31, 1995, reflect the Merger accounted for as a pooling of interests, through:
(a) the exchange of 109,619,746 shares of Fleet Common Stock (using the Common Exchange Ratio of 0.8922) for the 122,864,544 outstanding shares of Shawmut Common Stock at March 31, 1995 (which includes the 6,563,760 shares of Shawmut Common Stock issued to acquire all the outstanding shares of Northeast common stock and stock options and excludes the 5,811,900 shares of Shawmut Common Stock held by Fleet as of such date, which are assumed to be retired for combining purposes), and (b) the exchange of shares of Fleet New Preferred Stock for all shares of Shawmut Preferred on a share-for-share basis.

         (f) Pro forma adjustments to securities available for sale at March 31, 1995, and to dividend income on securities for the quarter ended March 31, 1995, reflect the elimination of 5,811,900 shares of Shawmut Common Stock held by Fleet at March 31, 1995, and the corresponding dividend income recorded on such shares. Pro forma adjustments to other assets and accrued expenses and other liabilities at March 31, 1995, include the elimination of Fleet's dividend receivable related to such shares and the elimination of Shawmut's corresponding dividend payable. The Unaudited Pro Forma Condensed Combined Balance Sheet also eliminates the after-tax unrealized gain on these securities recorded in equity and the related deferred tax expense.

         (g) A liability of $400,000 ($363,147 net of the $36,853 charge taken by Shawmut in the first quarter of 1995) has been recorded in the Unaudited Pro Forma Condensed Combined Balance Sheet to reflect management's best estimate of merger and restructuring related charges in connection with the Merger. This liability resulted in a $240,000 after-tax charge ($217,888 net of the after-tax impact of the charge recorded by Shawmut in the first quarter of 1995) to retained earnings in the Unaudited Pro Forma Condensed Combined Balance Sheet. It is anticipated that substantially all of these charges will be paid during the first 15 months subsequent to the Merger. During the first quarter of 1995 Shawmut recognized $36,853 of this charge due to the settlement of certain of Shawmut's retirement benefits as a result of the execution of Shawmut's agreement to merge with Fleet. This charge has been eliminated from the pro forma income statement due to the nonrecurring nature of the charge. The following table provides details of the estimated charges by type:

                     Type of Cost                  ESTIMATED COSTS
                     ------------               ----------------------
                                                (DOLLARS IN THOUSANDS)

               Personnel ................               $255,000
               Facilities and equipment .                 68,000
               Branch related ...........                 37,000
               Other merger expenses ....                 40,000
                                                        --------
               Total ....................               $400,000
                                                        ========

              Personnel related costs consist primarily of charges related to employee severance, termination of certain employee benefits plans and employee assistance costs for separated employees. Facilities and equipment charges consist of lease termination costs and other facilities related exit costs resulting from consolidation of duplicate headquarters and operational facilities, and computer equipment and software write-offs due to duplication or incompatibility. Branch related costs are primarily related to the cost of exiting branches anticipated to be closed, including lease terminations and equipment write-offs. The effect of the proposed charge has been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1995; however, since the proposed charge is nonrecurring, it has not been reflected in the pro forma combined statements of income.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         (h) The pro forma adjustments to cash include the redemption of the Northeast $8.50 Cumulative Preferred Stock, Series B based on the redemption value of such stock at March 31, 1995 ($43,790), and the redemption of all of the Northeast Uncertificated Debentures ("the Northeast Debentures") based on the face value of the Northeast Debentures at March 31, 1995 ($44,726), as if such redemptions had occurred on January 1, 1995, and a related adjustment to eliminate the interest expense recorded on such debentures ($1,020) for the quarter ended March 31, 1995.

         (i) These pro forma adjustments reflect the purchase accounting adjustments related to the assets acquired and liabilities assumed for the Northeast Merger. These adjustments are based on the best available information and may be different from the actual adjustments to reflect the fair value of the net assets purchased as of the date of the acquisition.


         (j) Pro forma adjustment reflects adjustment for the excess cost over net assets acquired for the Northeast Merger calculated as follows:

        Purchase price ................................         $181,701
          Historical net tangible assets acquired .....          102,429
          Estimated fair value adjustments ............           60,443
                                                                --------
        Estimated fair value net assets ...............           41,986
                                                                --------
          Excess cost over net assets of
            subsidiaries acquired .....................         $139,715
                                                                ========

              Adjustments have been made to the Unaudited Pro Forma Condensed Combined Balance Sheet to reflect the recording of the intangible as calculated above in accordance with the purchase method of accounting. Reflected in the 1995 Unaudited Pro Forma Condensed Combined Income Statement is an adjustment to reflect the amortization of Northeast's excess cost over net assets of subsidiaries acquired ("goodwill") over 15 years.

         (k) The pro forma stockholders' equity accounts of Northeast have been adjusted in the Unaudited Pro Forma Condensed Combined Balance Sheet to reflect the elimination of the stockholders' equity accounts in accordance with the purchase method of accounting. The Shawmut Pro Forma adjustments reflect the issuance of 6,563,760 shares of Shawmut Common Stock in exchange for all of the outstanding shares of Northeast common stock and stock options (assuming that the exchange ratio in connection with the Northeast Merger is 0.415 which is based on the closing sales price for Shawmut Common Stock on the Stock Exchange on May 12, 1995).

         (l) The Fleet Pro Forma weighted average shares outstanding for the quarter ended March 31, 1995, reflect Fleet's historical weighted average shares outstanding plus the one month effect of the issuance of 6,165,912 shares of Fleet Common Stock in connection with the NBB Merger as if such Merger occurred on January 1, 1995. The Shawmut Pro Forma weighted average shares outstanding for the quarter ended March 31, 1995 reflect Shawmut's historical weighted average shares outstanding plus the issuance of 6,563,760 shares of Shawmut Common Stock in connection with the Northeast Merger as if such Merger occurred on January 1, 1995. The Fleet/Shawmut Pro Forma weighted average shares outstanding for the quarter ended March 31, 1995 reflect the Fleet Pro Forma weighted average shares plus the converted Shawmut Pro Forma weighted average shares outstanding (after adjustment to eliminate the 5,811,900 shares of Shawmut Common Stock owned by Fleet, which are assumed to be retired for combining purposes). Each share of Shawmut Common Stock is converted into 0.8922 shares of Fleet Common Stock.

         (m) The Fleet/Shawmut Pro Forma net income applicable to common shares reflects the sum of the Fleet Pro Forma net income applicable per common share and the Shawmut Pro Forma net income applicable per common shares adjusted for any Fleet/Shawmut Pro Forma adjustments.